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                                                                   Exhibit 10(a)

                               October 27, 1997

Flagship Admiral Funds Inc.                      (202) 639-7065
333 West Wacker Drive
Chicago, Illinois  60606

     RE: Post-Effective Amendment No. 24 to Registration Statement on Form N-1A Under the Securities Act of 1933
          (File No. 2-84470)
          ---------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Flagship Admiral Funds Inc., a Maryland corporation (the "Corporation"), in connection with the above-referenced Registration Statement on Form N-1A (as amended, the "Registration Statement") which relates to the Class A Shares and Class C Shares, where applicable (collectively, the "Shares") of the Flagship Utility Income Fund and The Golden Rainbow A James Advised Fund (collectively, the "Series"). This opinion is being delivered to you in connection with the Corporation's filing of Post-Effective Amendment No. 24 to the Registration Statement (the "Amendment") to be filed with the Securities and Exchange Commission on or about October 28, 1997 pursuant to Rule 485(b) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

     (a) a certificate of the Secretary of State of the State of Maryland as to the existence of the Corporation;

     (b) copies, certified by the Secretary of State of the State of Maryland, of the Corporation's Articles of Incorporation and of all amendments thereto on file in the office of the Secretary of State (the "Charter");

     (c) a certificate executed by Michael D. Kalbfleisch, who served as the Secretary of the Corporation throughout the period from July 1, 1996 to the close of business

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Flagship Admiral Funds Inc.
October 27, 1997
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          on January 30, 1997, certifying as to, and attaching copies of, the
          Charter, Corporation By-Laws, and certain resolutions of the Board of the Corporation authorizing the issuance of the Shares covered by the Notice during that period;

     (d) a certificate executed by Karen L. Healy, an Assistant Secretary of the Corporation since January 31, 1997, certifying as to the Charter, Corporation By-Laws, and certain resolutions of the Board in effect as of the close of business on January 30, 1997, that the Charter and those Corporation By-Laws and certain resolutions were not amended, altered, or repealed, and remained in full force and effect during the period from January 31, 1997 to June 30, 1997; and

     (e)  a printer's proof, dated October 27, 1997, of the Amendment.

     In our capacity as counsel to the Corporation, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representative of the Corporation. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (e) above.

     Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Corporation's Charter and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement.

     The opinion expressed herein is limited to the laws of the State of Maryland.



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Flagship Admiral Funds Inc.
October 27, 1997
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                               Very truly yours,

                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                   By:  /s/ Thomas S. Harman
                   ----------------------------------------
                            Thomas S. Harman

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